UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire		03103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2024, Allegro MicroSystems, Inc. (the “Company”), Sanken Electric Co., Ltd. (“Sanken”), Polar Semiconductor, LLC (“Polar”), and PS Investment Aggregator, L.P. (“Subscriber”) completed the transactions (the “Closing”) contemplated by the Sale and Subscription Agreement that the Company, Sanken, Polar and Subscriber entered into on April 25, 2024 (the “Agreement”), as previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2024. Pursuant to the terms and conditions of the Agreement, in exchange for equity interests in Polar, Subscriber and an affiliate of Subscriber made capital contributions to Polar of, in the aggregate, $175 million.

As contemplated by the Agreement, and effective upon the Closing, the Company agreed to the discharge and satisfaction of all outstanding Polar indebtedness held by the Company (approximately $6.6 million in aggregate principal outstanding) in exchange for new Polar equity interests. Also as contemplated by the Agreement and effective upon the Closing, the Company, Sanken and Subscriber contributed their equity interests in Polar in exchange for limited partnership interests of a newly formed Delaware limited partnership that is the ultimate parent indirectly holding all of Polar’s issued and outstanding equity units (“Polar Parent”).

Immediately following the Closing and associated completion of the recapitalization and reorganization transactions contemplated by the Agreement, the Company’s ownership of Polar Parent is approximately 10.2%.

Amended and Restated Limited Partnership Agreement

At the Closing, the Company, Sanken and Subscriber (together, the “Limited Partners”) entered into an amended and restated limited partnership agreement (the “Limited Partnership Agreement”) with Polar Semiconductor GP I, LLC, a Delaware limited liability company and the general partner of Polar Parent (the “General Partner”). The Limited Partnership Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including with respect to the powers of the General Partner, the reimbursement of expenses and costs, and restrictions on transfers.

The Limited Partnership Agreement provides for participation rights, subject to certain exceptions, where, in the event that Polar Parent or any of its subsidiaries issues or sells new securities, each Limited Partner that owns at least ten percent (10%) of the partnership interest of Polar Parent at that time has the right to purchase a portion of such new securities equal to the quotient determined by dividing such Limited Partner’s total partnership interest in Polar Parent by the aggregate number of outstanding Common Units and Incentive Units (as defined in the Limited Partnership Agreement) of Polar Parent at such time.

The Limited Partnership Agreement provides that, so long as the Company does not transfer more than fifty percent (50%) of its partnership interests in Polar Parent or owns at least five percent (5%) of the partnership interests of Polar Parent, the Company will have certain limited partner approval rights, including approval rights over (i) potential sales of Polar Parent to certain purchasers, (ii) certain amendments to the organizational documents of Polar Parent or any of its controlled affiliates, and (iii) the entering into of any agreement between Polar Parent or any of its affiliates on one hand and the General Partner, Limited Partners or any of their affiliates on the other hand.

The Limited Partnership Agreement contains provisions restricting the transfer of partnership interests in Polar Parent by the Limited Partners, other than certain permitted transfers. The Limited Partnership Agreement also includes (i) drag-along rights, which would require the Limited Partners to sell a certain amount of their partnership interests in the event that the General Partner approves a sale of Polar Parent and (ii) tag-along rights, which, in the event of a proposed transfer by a Limited Partner to another person, would permit each remaining Limited Partner to require such transferee to also purchase a certain number of Common Units from the remaining Limited Partners. Further, in the event of a change of control of a Limited Partner, the remaining Limited Partners have a right of first refusal to purchase the partnership interests of such Limited Partner. The Limited Partnership Agreement also provides the Company with certain information rights.

The above description of the Limited Partnership Agreement does not purport to be complete and is included solely as a summary of the material terms of the Limited Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Certain Relationships

Sanken is the largest stockholder of the Company, beneficially owning, in the aggregate, approximately 32.5% of the Company’s issued and outstanding shares of common stock as of September 20, 2024. Katsumi Kawashima, who serves on the Company’s board of directors (the “Board”), is also a director and senior vice president of Sanken. Paul Carl “Chip” Schorr IV, who served on the Company’s Board until the Closing on September 20, 2024, is an investor in and a manager of the Subscriber.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, on September 20, 2024, Paul Carl “Chip” Schorr IV notified the Board of his decision to resign from the Board and as a member of the Board’s Strategy Committee, effective September 20, 2024. Mr. Schorr’s resignation was not the result of any disagreement between Mr. Schorr and the Company or its management on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1

Amended and Restated Limited Partnership Agreement of Polar Semiconductor, LP, by and among Polar Semiconductor, LP, Polar Semiconductor GP I, LLC, Allegro MicroSystems, Inc., Sanken Electric Co., Ltd., and PS Investment Aggregator, LP dated as of September 20, 2024

Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: September 24, 2024	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary